EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 3, 2001 (except with respect to the matters discussed in Note 12, as to which the date is December 5, 2001) included in this Form 8-K, into QUALCOMM, Inc’s. previously filed Registration Statements (as amended, as applicable) File Numbers 333-32926, 333-60484, 333-32924, 333-95291, 333-69457, 333-32013, 333-60484, 333-2752, 333-2754, 333-2756, 33-78150, 33-78158, and 33-45083.

/s/ ARTHUR ANDERSEN LLP

Denver, Colorado
January 24, 2002